Exhibit 99.1

Investors:

Kyle Bland: 630-824-1987

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES THIRD QUARTER 2016 RESULTS

•	Net income attributable to SXCP increased $1.8 million to $21.3 million

•	Adjusted EBITDA attributable to SXCP, which excludes $8.8 million of coal logistics deferred revenue, was $44.8 million, which is in line with expectations, but down $4.0 million versus the prior year period

•	Strong Distributable Cash Flow and Distribution Cash Coverage Ratio of $35.5 million and 1.20x, respectively

•	Declared quarterly distribution of $0.5940 per unit; reduced debt outstanding by $4 million in the quarter

•	Reaffirm full-year outlook for 2016 Adjusted EBITDA attributable to SXCP of $207 million to $217 million

Lisle, Ill. (October 20, 2016) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported results for the third quarter 2016, which reflect the impact of scheduled outages and lower sales volumes, partially offset by the absence of deal costs, which were incurred in the prior year period.

“We continue to perform in line with expectations and remain on track to deliver against our 2016 Adjusted EBITDA guidance of $207 million to $217 million underpinned by our strong cokemaking performance,” said Fritz Henderson, Chairman, President and Chief Executive Officer of SunCoke Energy Partners, L.P.

During the quarter, both major Convent Marine Terminal (“CMT”) customers reached resolution with their respective lending groups. In addition, as announced earlier this week, Convent is expanding into a new line of business by piloting domestic-facing thermal coal volumes through the terminal on a merchant basis.

Henderson continued, “We applaud the milestones our CMT customers reached with their lenders and are working side-by-side with them to maximize the value our terminal can bring to their operations. We are also quite pleased about the domestic thermal coal pilot we announced earlier this week and look forward to proving out our domestic-facing capability with the goal of securing additional merchant volumes.”

THIRD QUARTER RESULTS(1)

	Three Months Ended September 30,
(Dollars in millions)	2016	2015	Increase/ (Decrease)
Revenues	$185.5	$210.2	$(24.7)
Net income attributable to SXCP	$21.3	$19.5	$1.8
Adjusted EBITDA(2)	$45.7	$50.7	$(5.0)

(1)	The current and prior year periods are not comparable due to the contribution of Convent Marine Terminal, which was acquired on August 12, 2015.
(2)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues were $185.5 million in third quarter 2016, a decline of $24.7 million from the same prior year period. The decline was primarily due to the pass-through of lower coal costs and lower sales volumes.

Net income attributable to SXCP was $21.3 million, an increase of $1.8 million compared to the prior year period, primarily due to fair value adjustments to our contingent consideration obligation, mostly offset by the items discussed below.

Adjusted EBITDA decreased $5.0 million primarily due the impact of scheduled outages in the current year period as well as lower sales volumes in both our cokemaking and logistics operations. As a reminder, Adjusted EBITDA results exclude coal logistics deferred revenue until it is recognized as GAAP revenue, which is at the end of the annual contract period, or typically in the fourth quarter of each year.

THIRD QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio, and Granite City, Illinois, respectively.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$170.8	$192.4	$(21.6)
Adjusted EBITDA(1)	$42.9	$46.6	$(3.7)
Sales Volume (thousands of tons)	595	615	(20)
Adjusted EBITDA per ton(2)	$72.10	$75.77	$(3.67)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues were affected by the pass-through of lower coal prices and a decrease in sales volume of 20 thousand tons due partially to the customer volume accommodations at Haverhill. The impact of customer volume accommodations on Adjusted EBITDA was mitigated by make-whole payments from AK Steel.

•	Adjusted EBITDA decreased $3.7 million to $42.9 million in third quarter 2016, primarily due lower energy sales related to scheduled outages as well as the timing of sales volumes.

Coal Logistics

Coal Logistics consists of the coal handling and mixing services operated by SXCP at CMT located on the Mississippi river in Louisiana, Lake Terminal in East Chicago, Indiana, and Kanawha River Terminals, LLC (“KRT”), which has terminals along the Ohio and Kanawha rivers in West Virginia. The current and prior year periods are not comparable due to the contribution of CMT, which was acquired on August 12, 2015.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$14.7	$17.8	$(3.1)
Intersegment sales	$1.5	$1.7	$(0.2)
Adjusted EBITDA(1)	$7.0	$9.3	$(2.3)
Tons handled, excluding CMT (thousands of tons)(2)	3,214	4,332	(1,118)
Tons handled by CMT (thousands of tons)(2)	841	817	24

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.

•	Revenues were down $3.1 million, driven by lower volumes at KRT and Lake Terminal, partly offset by a full quarter of CMT results, which contributed $1.3 million in additional revenues as compared to the prior year period.

•	Adjusted EBITDA was down $2.3 million, driven by lower sales volumes discussed above. Despite a full quarter of operations, Adjusted EBITDA contributed by CMT was flat as compared to the prior year, driven by a full quarter of operating costs on only slightly higher volumes. As a reminder, Adjusted EBITDA results exclude coal logistics deferred revenue until it is recognized as GAAP revenue, which is at the end of the annual contract period, or typically in the fourth quarter of each year.

Corporate and Other

Corporate and other costs decreased $1.0 million to $4.2 million for the three months ended September 30, 2016 compared to $5.2 million in the same period of 2015, primarily due to acquisition and business development costs incurred in the prior year period, partially offset by current period mark-to-market adjustments in deferred compensation caused by increases in the Partnership’s unit price and higher legal expense.

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-866-393-4306 in the U.S. or 1-617-826-1698 if outside the U.S., confirmation code 89771946.

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 35 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization, adjusted for Coal Logistics changes to our contingent consideration liability related to our acquisition of the CMT and the expiration of certain acquired contractual obligations. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue; less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used and includes capital expenditures included in working capital at the end of the period.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars and units in millions)
Revenues
Sales and other operating revenue	$185.5	$210.2	$561.4	$621.1

Costs and operating expenses
Cost of products sold and operating expenses	125.5	149.7	388.3	452.7
Selling, general and administrative expenses	9.0	9.8	28.5	24.7
Depreciation and amortization expense	18.1	17.0	57.3	47.0

Total costs and operating expenses	152.6	176.5	474.1	524.4

Operating income	32.9	33.7	87.3	96.7
Interest expense, net	11.5	12.4	35.7	34.4
(Gain) loss on extinguishment of debt	(1.0)	—	(24.9)	9.4

Income before income tax expense (benefit)	22.4	21.3	76.5	52.9
Income tax expense (benefit)	0.4	0.5	1.4	(2.4)

Net income	22.0	20.8	75.1	55.3
Less: Net income attributable to noncontrolling interests	0.7	1.3	1.9	5.6

Net income attributable to SunCoke Energy Partners, L.P./Previous Owner	$21.3	$19.5	$73.2	$49.7

Less: Net income attributable to Previous Owner	—	—	—	0.6

Net income attributable to SunCoke Energy Partners, L.P.	$21.3	$19.5	$73.2	$49.1

General partner’s interest in net income	$1.8	$1.9	$13.6	$5.1
Limited partners’ interest in net income	$19.5	$17.6	$59.6	$44.6
Net income per common unit (basic and diluted)	$0.42	$0.43	$1.29	$1.16
Net income per subordinated unit (basic and diluted)	$—	$0.38	$—	$1.00
Weighted average common units outstanding (basic and diluted)	46.2	27.4	46.2	24.8
Weighted average subordinated units outstanding (basic and diluted)	—	15.7	—	15.7

SunCoke Energy Partners, L.P.

Combined and Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$46.1	$48.6
Receivables	37.9	40.0
Receivables from affiliates, net	—	1.4
Inventories	67.9	77.1
Other current assets	2.2	2.0

Total current assets	154.1	169.1

Restricted cash	0.7	17.7
Properties, plants and equipment (net of accumulated depreciation of $338.0 million and $291.1 million at September 30, 2016 and December 31, 2015, respectively)	1,304.8	1,326.5
Goodwill	73.5	67.7
Other intangible assets, net	179.4	187.4
Deferred charges and other assets	—	0.5

Total assets	$1,712.5	$1,768.9

Liabilities and Equity
Accounts payable	$49.2	$45.3
Accrued liabilities	12.0	10.8
Deferred revenue	27.6	2.1
Payable to affiliate, net	6.2	—
Current portion of long-term debt and financing obligation	3.6	1.1
Interest payable	6.3	17.5

Total current liabilities	104.9	76.8

Long-term debt and financing obligation	817.6	894.5
Deferred income taxes	38.2	38.0
Asset retirement obligations	6.0	5.6
Other deferred credits and liabilities	8.3	9.0

Total liabilities	975.0	1,023.9

Equity
Held by public:
Common units (issued 20,797,464 and 20,787,744 units at September 30, 2016 and December 31, 2015, respectively)	293.0	300.0
Held by parent:
Common units (issued 25,415,696 and 9,705,999 units at September 30, 2016 and December 31, 2015, respectively)	405.7	211.0
Subordinated units (issued zero units at September 30, 2016 and 15,709,697 units at December 31, 2015)	—	203.3
General partner interest	24.1	15.1

Partners’ capital attributable to SunCoke Energy Partners, L.P.	722.8	729.4
Noncontrolling interest	14.7	15.6

Total equity	737.5	745.0

Total liabilities and equity	$1,712.5	$1,768.9

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$75.1	$55.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	57.3	47.0
Deferred income tax expense (benefit)	0.2	(3.1)
(Gain) loss on extinguishment of debt	(24.9)	9.4
Changes in working capital pertaining to operating activities:
Receivables	2.1	(28.0)
Receivables (payables) from affiliate, net	6.2	2.8
Inventories	9.2	16.7
Accounts payable	5.0	(4.1)
Accrued liabilities	1.2	0.3
Deferred revenue	25.5	1.1
Interest payable	(11.2)	(8.7)
Other	(5.7)	(0.5)

Net cash provided by operating activities	140.0	88.2

Cash Flows from Investing Activities:
Capital expenditures	(30.1)	(31.7)
Acquisition of business	—	(193.1)
Decrease (increase) in restricted cash	17.0	(21.5)
Other investing activities	2.1	—

Net cash used in investing activities	(11.0)	(246.3)

Cash Flows from Financing Activities:
Proceeds from issuance of common units of SunCoke Energy Partners, L.P., net of offering costs	—	30.0
Proceeds from issuance of long-term debt	—	210.8
Repayment of long-term debt	(60.8)	(149.8)
Proceeds from revolving credit facility	20.0	185.0
Repayment of revolving credit facility	(25.0)	—
Proceeds from financing obligation	16.2	—
Repayment of financing obligation	(0.5)	—
Debt issuance costs	(0.2)	(4.5)
Distributions to unitholders (public and parent)	(86.8)	(75.0)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(2.8)	(2.7)
Common public unit repurchases	—	(10.0)
Capital contributions from SunCoke	8.4	2.3

Net cash (used in) provided by financing activities	(131.5)	186.1

Net (decrease) increase in cash and cash equivalents	(2.5)	28.0
Cash and cash equivalents at beginning of period	48.6	33.3

Cash and cash equivalents at end of period	$46.1	$61.3

Supplemental Disclosure of Cash Flow Information
Interest paid	$49.8	$44.4

SunCoke Energy Partners, L.P.

Segment Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Sales and other operating revenues:
Domestic Coke	$170.8	$192.4	$517.2	$581.1
Coal Logistics	14.7	17.8	44.2	40.0
Coal Logistics intersegment sales	1.5	1.7	4.7	5.0
Elimination of intersegment sales	(1.5)	(1.7)	(4.7)	(5.0)

Total	$185.5	$210.2	$561.4	$621.1

Adjusted EBITDA(1):
Domestic Coke	$42.9	$46.6	$130.3	$137.3
Coal Logistics	7.0	9.3	18.2	16.9
Corporate and Other	(4.2)	(5.2)	(12.9)	(10.5)

Total	$45.7	$50.7	$135.6	$143.7

Domestic Coke Operating Data:
Domestic Coke capacity utilization (%)	103	107	102	106
Domestic Coke production volumes (thousands of tons)	593	619	1,751	1,828
Domestic Coke sales volumes (thousands of tons)	595	615	1,755	1,826
Domestic Coke Adjusted EBITDA per ton(2)	$72.10	$75.77	$74.25	$75.19
Coal Logistics Operating Data:
Tons handled, excluding CMT (thousands of tons)(3)	3,214	4,332	9,266	12,492
Tons handled by CMT (thousands of tons)(3)	841	817	2,762	817

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net Income and Net Cash Provided by Operating Activities

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016(1)	2015(1)
	(Dollars in millions)
Net cash provided by operating activities	$31.9	$15.7	$140.0	$88.2
Subtract:
Depreciation and amortization expense	18.1	17.0	57.3	47.0
(Gain) loss on extinguishment of debt	(1.0)	—	(24.9)	9.4
Changes in working capital and other	(7.2)	(22.1)	32.5	(23.5)

Net income	$22.0	$20.8	$75.1	$55.3

Add:
Depreciation and amortization expense	$18.1	$17.0	$57.3	$47.0
Interest expense, net	11.5	12.4	35.7	34.4
(Gain) loss on extinguishment of debt	(1.0)	—	(24.9)	9.4
Income tax expense (benefit), net	0.4	0.5	1.4	(2.4)
Contingent consideration adjustments(2)	(4.6)	—	(8.3)	—
Non-cash reversal of acquired contractual obligation(3)	(0.7)	—	(0.7)	—

Adjusted EBITDA	$45.7	$50.7	$135.6	$143.7

Subtract:
Adjusted EBITDA attributable to Previous Owner(4)	$—	$—	$—	$1.5
Adjusted EBITDA attributable to noncontrolling interest (5)	0.9	1.9	2.6	7.5

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$44.8	$48.8	$133.0	$134.7

(1)	Beginning in the second quarter of 2016, in response to the Securities & Exchange Commission’s May 2016 update to its guidance on the appropriate use of non-GAAP financial measures, Adjusted EBITDA no longer includes Coal Logistics deferred revenue until it is recognized as GAAP revenue.
(2)	The Partnership amended the contingent consideration terms with The Cline Group during the first quarter of 2016. These amendments and subsequent fair value adjustments resulted in gains of $4.6 million and $8.3 million recorded during the three and nine months ended September 30, 2016, respectively, which were excluded from Adjusted EBITDA.
(3)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In third quarter of 2016, the final contractual performance period expired, without the customer requiring performance. As such, we reversed the liability in the period as we no longer have any obligations under the contract.
(4)	Reflects net income attributable to our Granite City facility prior to the Granite City Dropdown on January 13, 2015 adjusted for Granite City’s share of interest, taxes, depreciation and amortization during the same period.
(5)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and

Distributable Cash Flow to Net Income

Three Months Ended September 30, 2016
(As Reported)
(Dollars in millions)
Net cash provided by operating activities	$31.9
Less:
Depreciation and amortization expense	18.1
Gain on debt extinguishment	(1.0)
Changes in working capital and other	(7.2)

Net income	$22.0

Add:
Depreciation and amortization expense	18.1
Interest expense, net	11.5
Gain on extinguishment of debt	(1.0)
Income tax expense	0.4
Contingent consideration adjustment(1)	(4.6)
Non-cash reversal of acquired contractual obligation(2)	(0.7)

Adjusted EBITDA	$45.7

Less:
Adjusted EBITDA attributable to noncontrolling interest(3)	0.9

Adjusted EBITDA attributable to SXCP	$44.8

Plus:
Coal Logistics deferred revenue(4)	8.6

Less:
Ongoing capex	3.5
Replacement capex accrual	1.9
Cash interest accrual	12.2
Cash tax accrual	0.3

Distributable cash flow	$35.5

Quarterly Cash Distribution	$29.5
Distribution Coverage Ratio(5)	1.20

(1)	Fair value adjustments to the Partnership’s contingent consideration obligation resulted in a gain of $4.6 million recorded during the three months ended September 30, 2016, which was excluded from Adjusted EBITDA.
(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In third quarter of 2016, the final contractual performance period expired, without the customer requiring performance. As such, we reversed the liability in the period as we no longer have any obligations under the contract.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, depreciation and amortization.
(4)	Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Distributable Cash Flow as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract, at which time it will be excluded from Distributable Cash Flow.
(5)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated 2016 Consolidated Adjusted EBITDA to Estimated Net Income

and Net Cash Provided by Operating Activities

	2016
	Low	High
Net cash provided by operating activities	$149	$163
Subtract:
Depreciation and amortization expense	74	74
Gain on extinguishment of debt	(20)	(27)
Changes in working capital and other	(12)	(12)

Net income	$107	$128

Add:
Depreciation and amortization expense	74	74
Interest expense, net	57	53
(Gain) loss on extinguishment of debt	(20)	(27)
Income tax expense	1	1
Contingent consideration adjustments(1)	(8)	(8)
Non-cash reversal of acquired contractual obligation(2)	(1)	(1)

Adjusted EBITDA	$210	$220

Subtract: Adjusted EBITDA attributable to noncontrolling interest(3)	3	3

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$207	$217

Add:
Corporate cost holiday / deferral(4)	14	14
Subtract:
Ongoing capex	12	12
Replacement capex accrual	8	8
Cash interest accrual	53	49
Cash tax accrual	1	1

Estimated distributable cash flow	$147	$161

(1)	The Partnership amended the contingent consideration terms with The Cline Group during the first quarter of 2016. These amendments and subsequent fair value adjustments resulted in gains of $4.6 million and $8.3 million recorded during the three and nine months ended September 30, 2016, respectively, which were excluded from Adjusted EBITDA.
(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In third quarter of 2016, the final contractual performance period expired, without the customer requiring performance. As such, we reversed the liability in the period as we no longer have any obligations under the contract.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(4)	Represents SXC corporate cost reimbursement holiday/deferral for Q1 and Q2 2016. Actual capital allocation and distribution decisions to be made quarterly.